UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016 (November 3, 2016)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2016, Net 1 UEPS Technologies, Inc. (the “Company”) amended its Stock Purchase Agreements with N2 Partners Ltd. and Draper Gain Investments Ltd. to extend, until December 12, 2016, the closing date for their purchase of an aggregate of 5,000,000 shares of the Company’s common stock.

The foregoing description of the amendments to the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text thereof, copies of which are attached hereto as Exhibits 10.43 and 10.44 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description

10.43	Amendment No 1 to Stock Purchase Agreement, dated November 3, 2016, between the Company and N2 Partners Ltd.

10.44	Amendment No 1 to Stock Purchase Agreement, dated November 3, 2016, between the Company and Draper Gain Investments Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: November 4, 2016	By: Herman G. Kotzé
Name: Herman G. Kotzé
Title: Chief Financial Officer